Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Flexible Solutions International, Inc. of our report dated April 15, 2026 relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ Assure CPA, LLC

Spokane, Washington
April 15, 2026